                                                                    Exhibit 23.2


               Consent of Independent Certified Public Accountants



Board of Directors and Stockholders
Sykes Enterprises, Incorporated



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-23681) pertaining to the Sykes Enterprises, Incorporated, 1996 Employee Stock Option Plan, 1996 Non-Employee Director Stock Option Plan and 1996 Non-Employee Directors' Fee Plan, in the Registration Statement (Form S-8 No. 333-76629) pertaining to the Sykes Enterprises, Incorporated 1997 Management Stock Incentive Option Plan, in the Registration Statement (Form S-8 No. 333-88359) pertaining to the Sykes Enterprises, Incorporated 1999 Employees' Stock Purchase Plan and in the Registration Statement (Form S-8 No. 333-73260) pertaining to the Sykes Enterprises, Incorporated 2001 Equity Incentive Plan and the Sykes Enterprises, Incorporated 2000 Stock Option Plan of our report dated February 15, 2001 (except for Note 1, as to which the date is July 26, 2001), with respect to the consolidated financial statements and schedule of Sykes Enterprises Incorporated included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


                                                         /s/ Ernst & Young LLP



Tampa, Florida
March 21, 2003